UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2003

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
Of incorporation)		Identification No.)

7 Jianguomen Nei Avenue

Bright China Chang An Building

Tower 2, Room 1519

Beijing 100005

People’s Republic of China

(011) 8610-6510-2160

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Item 7 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2003 is hereby amended and restated to read in its entirety as follows:

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Sohu is currently evaluating the extent to which audited historical financial statements are required by this Item 7 and is currently evaluating the financial information that is available to determine which historical financial information, if any, would be included in future filings related to the 17173 Acquisition and the Focus Acquisition.

(b) Pro Forma Financial Information.

Sohu is currently evaluating the extent to which pro forma financial statements are required by this Item 7 and is currently evaluating the financial information that is available to determine which pro forma financial information, if any, would be included in future filings related to the 17173 Acquisition and the Focus Acquisition.

(c) Exhibits.

2.1	(1)	17173 Stock Purchase Agreement dated as of November 14, 2003 by and between Sohu.com Limited and Netdragon Websoft, Inc.

2.2	(1)	Focus Stock Purchase Agreement dated as of November 18, 2003 by and between Sohu.com Limited and Asia B2B Online, Inc.

99.1	(1)	Registration Rights Agreement dated as of November 25, 3003 by and among Sohu.com Inc. and the persons listed on Schedule 1 attached thereto.

99.2	(1)	Press Release dated November 17, 2003 relating to 17173.com.

99.3	(1)	Press Release dated November 19, 2003 relating to focus.cn.

99.4	(1)	Press Release dated November 25, 2003 relating to 17173.com and focus.cn.

(1) Filed with the registrant’s Current Report on Form 8-K filed on December 5, 2003 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOHU.COM INC.
Date: December 23, 2003	By: /s/ Derek Palaschuk
Derek Palaschuk
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description

2.1	(1)	17173 Stock Purchase Agreement dated as of November 14, 2003 by and between Sohu.com Limited and Netdragon Websoft, Inc.

2.2	(1)	Focus Stock Purchase Agreement dated as of November 18, 2003 by and between Sohu.com Limited and Asia B2B Online, Inc.

99.1	(1)	Registration Rights Agreement dated as of November 25, 3003 by and among Sohu.com Inc. and the persons listed on Schedule 1 attached thereto.

99.2	(1)	Press Release dated November 17, 2003 relating to 17173.com.

99.3	(1)	Press Release dated November 19, 2003 relating to focus.cn.

99.4	(1)	Press Release dated November 25, 2003 relating to 17173.com and focus.cn.

(1) Filed with the registrant’s Current Report on Form 8-K filed on December 5, 2003 and incorporated herein by reference.